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                                                                  EXHIBIT 10.2

                            FIRST AMENDMENT TO THE
                1997 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                              OF MAGNETEK, INC.

         The Corporation hereby adopts this amendment to the 1997
Non-Employee Director Stock Option Plan of MagneTek, Inc. (the "Plan") pursuant to Section 10 of the Plan, as of this 26th day of July, 2000 as follows:

         Section 7(a) of the Plan is hereby amended and restated in its entirety to read as follows:

         "Upon initial election or appointment of any director to the Board or upon a continuing director becoming a Non-Officer Qualifying Director, such Non-Officer Qualifying Director will receive an option to purchase 7,500 shares of the Company's Common Stock pursuant to the terms and conditions described in this Section 7. In addition, Non-Officer Qualifying Directors will be automatically granted, on an annual basis, a non-qualified stock option to purchase 7,500 shares of the Company's Common Stock on the last business day of the Company's fiscal year ending after the initial grant of such Non-Officer Qualifying Director's 7,500 share option pursuant to this Section 7. Each option granted pursuant to this
         Section 7(a) will have a term of ten years and shall become exercisable as follows: options with respect to 50% of the shares one year after the date of grant and options with respect to the remaining 50% of the shares two years after the date of grant."